Exhibit 10.21

AQUABOUNTY TECHNOLOGIES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (this “Agreement”) is made as of the Purchase Date identified below (the “Purchase Date”) by and between AquaBounty Technologies, Inc., a Delaware corporation (the “Company”), and the Purchaser identified below (“Purchaser”). Capitalized terms used in this Agreement, if not defined herein, have the meaning ascribed to them in the Company’s 2016 Equity Incentive Plan (the “Plan”).

Purchaser:

Purchase Date:

Vesting Commencement Date:

[Performance Year begins on:	[e.g., “January 1, 20 ”]

Number of Performance Years:	Three]

Number of Shares:

Purchase Price (Per Share):

Aggregate Purchase Price:

1. Purchase and Sale of Shares. For other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, the Number of Shares of the Company’s Common Stock identified above (the “Shares”) at a price per share equal to the Purchase Price identified above, for an aggregate purchase price equal to the Aggregate Purchase Price identified above.

a. “Shares” refers not only to the shares of Common Stock purchased under this Agreement but also all securities and property received in respect of those shares in a Capitalization Adjustment, and all new, substituted, or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the purchased shares.

b. Simultaneous with the purchase of the Shares, Purchaser has signed and delivered to the Company (i) the Investment Representation Statement attached hereto as Exhibit A, (ii) three copies of the Stock Power and Assignment Separate from Certificate attached hereto as Exhibit B (the “Stock Powers”), (iii) the Joint Escrow Instructions attached hereto as Exhibit C, and (iv) a copy of the Election under Section 83(b) attached hereto as Exhibit D. Each of these Exhibits are incorporated by reference and made part of this Agreement.

2. Vesting—Lapsing of the Company’s Repurchase Option.

a. Vesting. The Shares will vest and be released from the Company’s Repurchase Option (defined below) as follows:

•	[Performance-based Vesting: The “Performance Year” for the Shares is the twelve-month period beginning on the Vesting Commencement Date. Within the first three months of each

Performance Year, the Company’s Board of Directors will (i) select the performance goals that must be achieved in that Performance Year (the “Performance Goals”) and (ii) communicate the Performance Goals in writing to Purchaser. If Purchaser achieves the Performance Goals for that Performance Year, he or she will be eligible to vest in 1/3 of the Shares (the “Annual Tranche”), subject to satisfying the service vesting schedule. The Company’s Board of Directors will determine achievement against the Performance Goals for a given Performance Year within two months after the end of each Performance Year. Partial credit for achievement of the Performance Goals may be awarded, in the sole discretion of the Company’s Board of Directors.

•	Service Requirement: Under the service vesting schedule, if Purchaser has achieved the Performance Goals for a given Performance Year, he or she will become fully vested in the Annual Tranche (or portion thereof) for that Performance Year on the date that is two months after the end of the Performance Year, subject to his or her Continuous Service through such date.]

•	[Time-based Vesting: Subject to Purchaser’s Continuous Service on each vesting date, 1/3 of the total number of Shares will vest (and be released from the Company’s Repurchase Option) on the first anniversary of the Vesting Commencement Date, and l/36 of the total number of Shares will vest (and be released from the Company’s Repurchase Option) each month thereafter. Any fractional share will be rounded down to the nearest whole share, provided that any Shares have not otherwise vested due to rounding down shall vest on the third anniversary of the Vesting Commencement Date.]

•	Change in Control: If, immediately prior to, on or within 12 months following a Change in Control, either the Company (or any successor entity) terminates Purchaser’s Continuous Service without Cause (and other than due to death or Disability) or Purchaser resigns for Good Reason, and provided Purchaser signs, and does not revoke, the Company’s standard form of release of all claims within 60 days following the date of termination, then all of the Unvested Shares will become fully vested (and be released from the Company’s Repurchase Option), effective as of the date of termination.

b. Repurchase Option. On the termination of Purchaser’s Continuous Service, the Company and/or its assignee(s) will have the right, but not the obligation, to repurchase all of the then-unvested Shares (the “Unvested Shares”) purchased under this Agreement (the “Repurchase Option”). The repurchase price for each Unvested Share will be the Purchase Price per share (the “Repurchase Price”).

c. Mechanics of Repurchase. Except as limited by applicable law, the Company may exercise its Repurchase Option as to any or all of the Unvested Shares at any time during the period that ends on the later of (i) 60 days following the termination of Continuous Service and (ii) six months following the original purchase of the Unvested Shares or such other time necessary to avoid liability accounting to the Company (such period for repurchase, the “Repurchase Period”) by delivering a written notice to Purchaser or Purchaser’s personal representative.

i. Automatic Exercise. Without requirement of further action on the part of either party hereto, the Company’s Repurchase Option will be deemed to have been automatically exercised as to all Unvested Shares at 5:00 p.m. Pacific Time on the last day of the Repurchase Period, unless the Company declines in writing to exercise its Repurchase Option prior to such time or unless such automatic repurchase would result in a violation of applicable law (including by reason of the Company having insufficient assets to meet its obligations or otherwise).

ii. Notice of Prior Exercise. If the Company elects to exercise its Repurchase Option prior to 60 days following the date of termination, the Company will specify a date and location for the closing of the transaction. At such closing, the Company and/or its assignee(s) will tender payment for the Unvested Shares being repurchased, and on such payment, the Company and/or its assignee(s) will become the legal and beneficial owner of such Shares and all rights and interests therein or relating thereto, and the Company and/or its assignee(s) will have the right to retain and transfer to their own names the number of Unvested Shares being repurchased by the Company and/or its assignee(s), and Purchaser will no longer be considered the owner of the Unvested Shares repurchased for record or any other purposes. The Repurchase Price will be payable, at the option of the Company, in cash (including electronic wire transfer), by check, by cancellation of any debt owed by Purchaser to the Company or by any combination of the aforementioned methods. The Company in its sole discretion may designate and assign one or more employees, officers, directors, or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unvested Shares.

d. Purchaser’s Rights. If the Company exercises its Repurchase Option, whether automatically in the manner provided for above or pursuant to written notice, then on and following such exercise, the only remaining right of Purchaser under this Agreement will be the right to receive the Repurchase Price, and Purchaser will have no right whatsoever to retain the Unvested Shares. If the Company decides to waive its Repurchase Option or the Repurchase Option is terminated due to applicable law as described above, the Company will use commercially reasonable efforts to notify Purchaser within the Repurchase Period. If the Repurchase Option is waived or terminated, then on and following such waiver or termination, the only remaining right of Purchaser under this Agreement will be the right to retain the Unvested Shares, and Purchaser will have no right whatsoever to receive the Repurchase Price.

e. Adjustments. Any and all new, substituted, or additional securities, cash, or other property to which Purchaser is entitled by reason of his or her ownership of the Shares (including but not limited to a stock split or cash dividend) will be immediately subject to this Agreement, and will be deposited with the Escrow Agent to the extent the underlying Shares are at the time subject to the escrow requirements of this Agreement. While the total Repurchase Price will remain the same after each such event, the Repurchase Price per share of the Shares on exercise of the Repurchase Option will be appropriately adjusted in each such event.

f. Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Purchaser will exercise all rights and privileges of a shareholder of the Company with respect to the Shares deposited in escrow. Purchaser will be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such Shares and for the purpose of exercising any voting rights relating to such Shares, even if some or all of such Shares are Unvested Shares that are subject to the Repurchase Option. However, any dividends on Unvested Shares will be subject to the vesting terms of this Agreement to the same extent as the underlying Unvested Shares.

3. Escrow. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser’s Unvested Shares on exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary’s designee (“Escrow Agent”), as Escrow Agent in this transaction, the three Stock Powers together with all certificates evidencing all of the Unvested Shares subject to the Repurchase Option. These documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in the form attached hereto and incorporated by this reference, which instructions will also be delivered to the Escrow Agent at the closing hereunder.

4. Company’s Right of First Refusal. The Shares (or any beneficial interest in such Shares) may not be sold, gifted, encumbered, or otherwise transferred by Purchaser without the Company’s prior written consent and without compliance with this Agreement. Before any Shares (or any beneficial interest in such Shares) held by Purchaser or any transferee of such Shares (either being sometimes referred to herein as the “Holder”) may be sold, gifted, encumbered, or otherwise transferred (including, without limitation, a transfer by operation of law or otherwise) pursuant to this Agreement, the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

a. Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to sell or transfer the Offered Shares (the “Offered Price”); and (v) that the Holder will offer to sell the Offered Shares to the Company and/or its assignee(s) at the Offered Price as provided for in this Section 4.

b. Exercise of Right of First Refusal. At any time within 30 days after the Company’s receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (but not less than all) of the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with Section 4(c).

c. Purchase Price. The purchase price for the Offered Shares purchased under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration as determined in good faith by the Company’s Board of Directors in its sole discretion will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

d. Payment. Payment of the Purchase Price will be made, at the option of the Company or its assignee(s), in cash, by check, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof.

e. Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided for in this Section 4, then the Holder may sell or otherwise transfer such Offered Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that: (i) such sale or other transfer is consummated within 60 days after the date of the Notice; (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and, if requested by the Company, the Holder will have delivered an opinion of counsel acceptable to the Company to that effect; and (iii) the Proposed Transferee agrees in writing that the provisions of this Agreement and Section 4 will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such 60-day period, then before any such Shares may be transferred, a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

f. Exempt Transfers. Despite anything to the contrary in this Section 4, the following transfers of Shares that are not Unvested Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares on Purchaser’s death by will or intestacy to Purchaser’s “immediate family” (as defined below), but only if each such transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section 4 (and all other restrictions on transfer set forth in this Agreement) will continue to apply to the transferred Shares in the hands of such transferee or other recipient; (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Shares, in which case the surviving corporation of such merger or consolidation will succeed to the rights or the Company under this Section 4 unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Shares pursuant to the winding up, liquidation, or dissolution of the Company. As used herein, the term “immediate family” will mean Purchaser’s spouse; lineal descendant or antecedent; brother or sister; adopted child or grandchild; or the spouse of any child, adopted child, grandchild, or adopted grandchild of Purchaser.

g. Termination of Right of First Refusal. The Right of First Refusal and the prohibition on transfer set forth above will terminate as to all Shares on the earlier of (i) the first sale of Common Stock of the Company by the Company on a US Public Market to the general public pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission under the Securities Act or (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded on the New York Stock Exchange, the Nasdaq Global Market, or any other exchange designated by the Board from time to time.

5. Other Restrictions on Transfer.

a. Pre-Liquidity Transfer Prohibition. In addition to the other restrictions on transfer set forth in this Agreement and the Plan, Purchaser acknowledges that the Company has an interest in ensuring that the Shares continue to be held by Purchaser or persons to whom Purchaser is permitted to transfer such Shares until such time as the Company undertakes a liquidity event, such as an initial public offering or a Change in Control. Accordingly, by purchasing the Shares, Purchaser agrees that, in addition to the Right of First Refusal and other transfer restrictions set forth in this Agreement and the Plan, Purchaser will not transfer any of the Shares before the seventh anniversary of the date of this Agreement, whether by sale, gift, or other transfer, to any person without the Company’s prior written consent, which the Company may grant or withhold, in its sole and absolute discretion. Purchaser acknowledges that his or her agreement to the provisions of this paragraph are a material inducement to the Company to sell the Shares to Purchaser, that the Company would not sell the Shares to Purchaser without his or her agreement to the provisions of this paragraph, and Purchaser further agrees that these provisions are a reasonable means to protect the Company’s interest described above.

b. Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company, or any agreement between Purchaser and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE OPTIONS, RIGHTS OF FIRST REFUSAL, AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTIONS IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE IMPLEMENTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

c. Stop Transfer Orders. Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

d. Refusal to Transfer. The Company will not be required to (i) transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Shares, or to accord the right to vote or pay dividends to, any purported purchaser or other transferee to whom such Shares are purported to have been so transferred.

e. Lockup. Purchaser agrees that he or she will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale in regard to, any shares of Common Stock or other securities of the Company held by Purchaser during the period commencing 18 days prior to, and ending 180 days after, the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as may be necessary to permit compliance with NASD Rule 2711, NYSE Member Rule 472, or similar or successor rules and regulations or as may be required by the managing underwriter(s) for the offering under such registration statement or otherwise in connection with such registration statement) (the “Lock-Up Period”); provided, however, that nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this paragraph and will have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Purchaser agrees that this provision will be binding on anyone to whom Purchaser transfers shares of Common Stock purchased under this Agreement.

6. Tax Consequences.

a. Purchaser hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Purchaser’s tax liabilities. Purchaser will not make any claim against the Company, or any of its Officers, Directors, Employees, or Affiliates related to tax liabilities arising from this Agreement.

b. Purchaser understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Shares pursuant to the Repurchase Option. If the Company registers under the Exchange Act, “restriction” with respect to officers, directors, and 10% stockholders also means the six-month period during which such officers, directors, and 10% stockholders are subject to suit under Section 16(b) of the Exchange Act. Purchaser understands that he or she may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option or six-month 16(b) period expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Purchaser understands that, even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached hereto as Exhibit D for reference. Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by Purchaser as the Repurchase Option lapses, or after the lapse of the six-month Section 16(b) period, on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

c. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S OR ANY OTHER PERSON’S, TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER’S BEHALF.

d. Purchaser has reviewed with his or her own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any other person. Purchaser understands that he or she (and not the Company or any other person) will be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

e. Valuation of Shares. Purchaser understands that the Shares have been valued by the Company’s Board of Directors for the purpose of this sale, and that the Company believes this valuation represents a fair appraisal of its worth. Purchaser also understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had value greater than the purchase price, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse him for that tax liability. Purchaser assumes responsibility for such potential tax liability.

f. Golden Parachute Taxes. Purchaser also agrees that if the benefits provided for under this Agreement and/or that are otherwise payable to Purchaser by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would be subject to the “golden parachute” excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Purchaser’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by Purchaser on an after-tax basis, of the greatest amount of benefits, despite that all or some of such benefits may be taxable under Section 4999 of the Code. On the reasonable request of the Company, Purchaser agrees to execute a waiver of Purchaser’s right to receive that portion of any benefits provided hereunder or otherwise, in a manner that satisfies the stockholder approval requirements under Section 280G(b)(5)(B) of the Code, so that no payment or benefit provided hereunder or otherwise to Purchaser will be a “parachute payment” under Section 280G(b) of the Code.

7. General Provisions.

a. No Employment Rights. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s service relationship, for any reason, with or without cause.

b. Governing Plan Document. This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In addition, the Shares issued under this Agreement are subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or for a “constructive termination” (or similar term) under any agreement with the Company.

c. Entire Agreement. This Agreement, together with all its Exhibits, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior understandings and agreements, whether oral or written, between the parties with regard to the subject matter hereof, and may only be modified or amended in writing signed by both parties.

d. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any provision of this Agreement (or part of such a provision) so declared to be unlawful or invalid will, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

e. Notices. Any notices provided for in this Agreement or the Plan will be given in writing and will be deemed effectively given on receipt or, in the case of notices delivered by mail by the Company to Purchaser, five days after deposit in the U.S. mail, postage prepaid, addressed to Purchaser at the last address provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means. By entering into this Agreement, Purchaser consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

f. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be binding originals.

g. Effect on Other Employee Benefit Plans. The value of the Shares will not be included as compensation, earnings, salaries, or other similar terms used when calculating Purchaser’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

h. Further Documents. Purchaser agrees on request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including, without limitation, all exhibits and attachments to this Agreement.

i. No Waiver. The failure of the Company (or its assignees) in any instance to exercise the Repurchase Option or Right of First Refusal will not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Purchaser. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

j. Successors. The rights and benefits of this Agreement will inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

k. Legal Representation. Purchaser has reviewed the provisions of this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands and agrees to the provisions hereof. Purchaser understands that the law firm of Jones Day represents the Company and not any purchaser individually.

In Witness Whereof, the parties have duly executed this Agreement as of the Purchase Date.

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:
Title:

PURCHASER*

(Signature)

Address:

Facsimile #:

Email:

*	I have received, completed, executed, and retained the I.R.C. Section 83(b) election that was attached hereto as Exhibit D. I understand that I, and not the Company or any other person, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that, if such filing is not completed within 30 days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain four copies of the completed form: one to be delivered to the Company, to the extent required by then-current law, two for filing with my state and federal tax returns for the current tax year, and one for my records.

(Signature Page to Restricted Stock Purchase Agreement)

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:
COMPANY:	AquaBounty Technologies, Inc.
SECURITY:	Common Stock
AMOUNT:
DATE:

In connection with the purchase of the above-listed Shares of the Company’s Common Stock, I, the undersigned purchaser, represent to the Company as follows:

1. The Company May Rely on These Representations. I understand that the Company’s sale of the Shares to me has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends on the representations I am making to the Company in this Investment Representation Statement being true and correct.

2. I am Purchasing for Investment. I am purchasing the Shares solely for investment purposes and not for further distribution. My entire legal and beneficial ownership interest in the Shares is being purchased and will be held solely for my account. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to, or other distribution of any of the Shares. My investment intent is not limited to my present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

3. I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the Shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise; the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted; or my preexisting business or personal relationship with the Company or any of its officers, directors, or controlling persons. By reason of any business or financial experience, I am capable of evaluating the merits and risks of this investment, have the ability to protect any interests in this transaction, and am financially capable of bearing a total loss of this investment.

4. I am Informed About the Company. I am sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares. I have had the opportunity to discuss and ask questions regarding the plans, operations, and financial condition of the Company with its officers, directors, or controlling persons and have received and have had access to all information I deem important for assessing the risk of an investment in the Shares.

5. I Understand the Risks. I am fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved, including the high degree of risk; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that I may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares.

6. I Know the Shares are Restricted Securities. I understand that the Shares are “restricted securities” in that the Company’s sale of the Shares to me has not been registered under the Securities Act in reliance on an exemption for non-public offerings. In this regard, I also understand and agree that:

a. I must hold the Shares indefinitely, unless any subsequent proposed resale by me is registered under the Securities Act, or unless an exemption from registration is otherwise available (such as Rule 144 of the Securities Act);

b. the Company is under no obligation to register any subsequent proposed resale of the Shares by me; and

c. the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless such transfer is registered or such registration is not required in the opinion of counsel for the Company.

7. I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. I understand that my ability to sell the Shares under Rule 144 in the future is uncertain, and will depend on, among other things: (i) the availability of certain current public information about the Company, (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the Shares, and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the Shares less than two years after my purchase and full payment, (A) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended; (B) the amount of Shares being sold during any three-month period not exceeding the specified limitations stated in Rule 144; and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

8. I Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the Shares may never be saleable. I further understand that at the time I wish to sell the Shares, there may be no public market for the Company’s stock on which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

9. I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the Shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following: (i) my

2

written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transactions do so at their own risk.

10. Compliance with Securities Laws. I understand and acknowledge that, in reliance on the representations and warranties made by me herein, the Shares are not being registered with the Securities and Exchange Commission (“SEC”) under the Securities Act or being qualified under applicable state blue sky laws (“Blue Sky Laws”), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the Securities Act and Blue Sky Laws.

11. Restrictions on Transfer. Without in any way limiting the representations and warranties set forth above, I understand that I may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under the Blue Sky Laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available, the Shares proposed to be transferred are no longer subject to the Repurchase Option (as such term is defined in Section 3(a)), and I have complied with the Right of First Refusal (as such term is defined in Section 4) set forth in this Agreement. I understand that only the Company may file a registration statement with the SEC or relevant state securities agencies and that the Company is under no obligation to do so with respect to the Shares. I have also been advised that exemptions from registration and qualification may not be available or may not permit me to transfer all or any of the Shares in the amounts or at the times proposed by me.

12. Residence. The address of my principal residence is within the State of             and is located at the address set forth on the signature page to the Restricted Stock Purchase Agreement.

By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above and my intent for the Company to rely on such statements in issuing the Shares to me.

PURCHASER

(Signature)

(Printed Name)

3

EXHIBIT B

STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I,                     (“Purchaser”) hereby sell, assign, and transfer unto                     ,                     (            ) shares of the Common Stock of AquaBounty Technologies, Inc., a Delaware corporation (the “Company”) standing in my name on the books of said corporation represented by Certificate No.                     herewith and do hereby irrevocably constitute and appoint                     , as the undersigned’s attorney-in-fact, with full power of substitution in the premises, to transfer the said stock on the books of the Company.

This assignment may be used only in accordance with the Restricted Stock Purchase Agreement by and between the Company and the undersigned dated as of                     , and any exhibits and amendments thereto.

Date:	PURCHASER

(Signature)

(Printed Name)

Instructions to Purchaser: Please do not fill in any blanks other than the signature and printed name lines. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares on exercise of its “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT C

JOINT ESCROW INSTRUCTIONS

AquaBounty Technologies, Inc.

2 Mill & Main Place, Suite 395

Maynard, MA 01754

Attn: Corporate Secretary

As Escrow Agent for both AquaBounty Technologies, Inc., a Delaware corporation (“Company”), and                     (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement dated as of                     , 20        (the “Agreement”), to which a copy of these Joint Escrow Instructions is attached as an exhibit, in accordance with the following instructions:

1. In the event Company or an assignee will elect to exercise the Repurchase Option set forth in the Agreement, the Company or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser will exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. This escrow will terminate on the exercise in full or expiration or termination of the Repurchase Option, whichever occurs first.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you will deliver all of the same to Purchaser and will be discharged of all further obligations hereunder; however, if at the time of termination of this escrow you are advised by the Company that any property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

7. You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court. In case you obey or comply with any such order, judgment, or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm, or company by reason of such compliance, despite any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

9. You will not be liable in any respect on account of the identity, authorities, or rights of the parties executing or delivering or purporting to execute or deliver these Joint Escrow Instructions documents or papers deposited or called for hereunder.

10. You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder will terminate if you will cease to be Secretary of the Company or if you will resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company will appoint another officer or assistant officer of the Company as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his or her attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute will have been settled either by mutual written agreement of the

2

parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) on personal delivery to the party to be notified; (b) when sent by Company email or confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then at 9:00 a.m. Pacific Time on the next business day; (c) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the other party hereto at such party’s Company email account, such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

Company:	AquaBounty Technologies, Inc.
2 Mill & Main Place, Suite 395
Maynard, MA 01754

Purchaser:

Escrow Agent:	Secretary, AquaBounty Technologies, Inc.
c/o AquaBounty Technologies, Inc.

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. You will be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Jones Day) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely on the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Company will be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument will be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to “you” and “your” herein refer to the original Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

18. These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware, without regard to its rules governing conflicts of laws.

3

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:
Title:

PURCHASER:

(Signature)

Name:

ESCROW AGENT:

(Signature)

Name:

EXHIBIT D

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number, and taxable year of the undersigned are as follows:

TAXPAYER’S NAME:

TAXPAYER’S SPOUSE:

TAXPAYER’S ADDRESS:

TAXPAYER’S SOCIAL SECURITY NUMBER:

TAXPAYER’S SPOUSE’S SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is shares of Common Stock of AquaBounty Technologies, Inc., a Delaware corporation (the “Company”).

3.	The property was issued on (that is, the shares were purchased on) , 20 .

4.	The taxable year in which the election is being made is calendar year 20 .

5.	The property is subject to repurchase rights by which the issuer has the right to reacquire the unvested shares, at the original exercise price, on a termination of taxpayer’s service with the issuer. The repurchase right lapses over time based on taxpayer’s continued service.

6.	The fair market value at the time of transfer (that is, purchase), determined without regard to any restriction, other than a restriction that by its terms will never lapse, is $ per share, for an aggregate value of $ .

7.	The amount paid for such shares was $ per share.

8.	This statement is executed as of , 20 .

A copy of this statement was furnished to the Company, to whom the taxpayer rendered the service underlying the transfer of property. To the extent required by then-current law, a copy of this election will be submitted with the 20        federal income tax return of the undersigned pursuant to Treasury Regulations Section 1.83-2(c).

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Taxpayer’s Signature